Exhibit 99.1

(1)           The amount reported includes an aggregate of 87,747,161 shares of Class A ordinary shares of LyondellBasell Industries N.V. (the “Issuer”), of which (a) 1,590,641 shares are owned of record by ACLF/Lyondell S.À R.L. (“ACLF/Lyondell”), a Luxembourg private limited liability company; (b) 1,458,486 shares are owned of record by ACLF Co-Invest/Lyondell S.À R.L. (“ACLF Co-Invest”), a Luxembourg private limited liability company; (c) 37,255,434 shares are owned of record by LeverageSource Holdings Series III (Lux) S.À R.L. (“LeverageSource Series III”), a Luxembourg private limited liability company; (d) 47,178,676 shares are owned of record by LeverageSource XI S.a r.l. (“LeverageSource XI”), and (e) 263,924 shares are owned of record by AIE Eurolux S.À R.L. (“AIE Eurolux”, and together with ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series II and LeverageSource XI, the “Apollo Funds”), a Luxembourg private limited liability company.  The amount reported also includes an aggregate of 77,151,204 shares of Class B ordinary shares of the Issuer, of which (a) 1,792,439 shares are owned of record by ACLF/Lyondell; (b) 1,643,518 shares are owned of record by ACLF Co-Invest; (c) 41,981,895 shares are owned of record by LeverageSource Series III; (d) 31,436,316 shares are owned of record by LeverageSource XI, and (e) 297,036 shares are owned of record by AIE Eurolux.

Apollo Credit Liquidity Management, L.P. (“ACL Management”) serves as the investment manager for ACLF/Lyondell.  The general partner of ACL Management is Apollo Credit Liquidity Management GP, LLC (“ACL Management GP”).  The sole member of ACL Management GP is Apollo Capital Management, L.P. (“Capital Management”).  The general partner of Capital Management is Apollo Capital Management GP, LLC (“Capital Management GP”).  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member-manager of Capital Management GP.  Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.

The sole shareholder of ACLF Co-Invest is ACLF Co-Investment Fund, L.P. (“ACLF Co-Investment Fund”).  The general partner of ACLF Co-Investment Fund is Apollo Credit Liquidity Advisors, L.P. (“ACL Advisors”).  Apollo Credit Liquidity Capital Management, LLC (“ACL Capital Management”) is the general partner of ACL Advisors.  The sole member-manager of ACL Capital Management is Apollo Principal Holdings II, L.P. (“Principal II”).  The general partner of Principal II is Apollo Principal Holdings II GP, LLC. (“Principal II GP”).

LeverageSource Management, LLC (“LeverageSource Management”) serves as the investment manager for each of LeverageSource Series III and LeverageSource XI.  The sole member-manager of LeverageSource Management is Apollo Management VII, L.P. (“Management VII”).  The general partner of Management VII is AIF VII Management, LLC (“AIF VII LLC”).  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VII LLC.  Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Management Holdings is the sole member-manager of Management GP.

Apollo Europe Management, L.P. (“Apollo Europe”) serves as the investment manager for AIE Eurolux.  AEM GP, LLC (“AEM GP”) is the general partner of Apollo Europe.  Capital Management is the sole member-manager of AEM GP.

Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Management Holdings GP and Principal II GP.  Each of the Apollo Funds, ACL Management, ACL Management GP, Capital Management, Capital Management GP, Management Holdings, Management

Holdings GP, ACL Co-Investment Fund, ACL Advisors, ACL Capital Management, Principal II, Principal II GP, LeverageSource Management, Management VII, AIF VII LLC, Apollo Management, Management GP, Apollo Europe, and AEM GP disclaims beneficial ownership of any shares of the Issuer’s Class A ordinary shares or Class B ordinary shares owned of record by any of the Apollo Funds, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for ACLF/Lyondell, ACLF Co-Invest, LeverageSource Series III, and LeverageSource XI is 15, rue Edward Steichen, L-2540, Luxembourg.  The address for AIE Eurolux is 7, Val Ste Croix, L-1371, Luxembourg.

The address for ACLF Co-Investment Fund, ACL Advisors, ACL Management, ACL Management GP, ACL Capital Management, Principal II and Principal Holdings GP is One Manhattanville Road, Suite 201, Purchase, NY 10577.

The address for LeverageSource Management, Apollo Europe, AEM GP, Management VII, AIF VII LLC, Apollo Management, Management GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan is 9 W. 57th Street, 43rd Floor, New York, NY 10019.